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                                                                    Exhibit 23.1
                                                                    ------------


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report, dated May 7, 1998, included in Newell Co.'s Current Report on Form 8-K, dated November 17, 1998, into this Form S-4 Registration Statement and into Newell Co.'s previously filed Form S-3 Registration Statement File No. 333-53039, and to all references to our Firm included in this Form S-4 Registration Statement.


                                       /s/ Arthur Andersen LLP
                                       -----------------------------------------
                                       ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
February 1, 1999